Exhibit 3.4

BYLAWS

OF

ENDI CORP.

Adopted as of December 23, 2021

ARTICLE I.

OFFICES

Section 1.    Registered Office. The registered office of ENDI Corp. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.    Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.    Annual Meetings of Stockholders. The annual meeting of stockholders may be held each year on a date and at a time designated by the Board of Directors. At each annual meeting directors shall be elected, unless elected by written consent in lieu of an annual meeting, and any other proper business may be transacted.

Section 3.    Quorum; Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the certificate of incorporation of the Corporation (as may be amended, restated or otherwise modified, from time to time, the “Certificate of Incorporation”), or by these bylaws (these “Bylaws”). A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, a quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting by the Board of Directors, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4.    Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the DGCL, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except as may be otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting entitled to vote on the election of directors.

Section 5.    Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for such stockholder by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder’s name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

Section 6.    Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 7.    Notice of Stockholder’s Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given by the Corporation, which notice shall state the date and hour, the place (if any) and the means of remote communication (if any) of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, the written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting via mail, or, without limiting the manner by which notices of meetings may otherwise be given, by electronic transmission directed to the stockholder’s electronic mail address, in accordance with applicable law. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 8.    Maintenance and Inspection of Stockholder List. The Corporation shall prepare and maintain a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder (the “Stockholder List”). The Stockholder List shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either: (i) at the Corporation’s discretion, on a reasonably accessible electronic network, provided that the information required to gain access to the Stockholder List is provided with the notice of the meeting; and/or (ii) during ordinary business hours at the Corporation’s principal place of business. In the event that the Corporation determines to make the Stockholder List available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the Stockholder List shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the information required to access the Stockholder List shall be provided with notice of the meeting, and the Stockholder List shall be available for examination by any stockholder during the whole time of the meeting on a reasonably accessible electronic network.

Section 9.    Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is: (i) signed by the holders of outstanding stock having not less than the minimum number of votes necessary (in accordance with the Certificate of Incorporation) to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (ii) delivered to the Corporation’s registered office in the State of Delaware, or to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, that any such delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented to such action in writing and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting.

ARTICLE III.
DIRECTORS

Section 1.    The Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be not less than one (1) and not more than nine (9). The exact number of directors shall be determined from time to time by resolution of the Board of Directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 2.    Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner replaced by a vote of the stockholders. If there are no directors in office, then an election of directors may be held in the manner provided by the DGCL. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the entire Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware (the “Court of Chancery”) may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.    Powers. The property and business of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things not directed or required – by the DGCL, the Certificate of Incorporation, or these Bylaws – to be exercised or done by the stockholders.

Section 4.    Place of Directors’ Meetings. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

Section 5.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 6.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or any two members of the Board of Directors on twenty-four hours’ notice to each director, either personally, by mail, or by electronic transmission.

Section 7.    Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation, or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. At any meeting, a director shall have the right to be accompanied by counsel provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation.

Section 8.    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, provided that such writing or writings or electronic transmission or transmissions be filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form, and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.    Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment, provided that all persons participating in such meeting can hear each other and be heard. Such participation in a meeting shall constitute presence in person at such meeting.

Section 10.    Committees of Directors. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each such committee to be comprised of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in the resolutions of the Board of Directors establishing such committee. Any such committee may authorize the seal of the Corporation (the “Seal”) to be affixed to all papers which may require it, but no such committee shall have the power or authority to: (x) approve, adopt or recommend to the stockholders of the Corporation any action or matter (other than the election or removal of directors) expressly required by the DGCL or the Certificate of Incorporation to be submitted to the stockholders of the Corporation for approval; or (y) adopt, amend or repeal any portion of these Bylaws.

Section 11.    Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12.    Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13.    Indemnification. In accordance with the Certificate of Incorporation, the Corporation shall indemnify and upon request advance expenses to every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

ARTICLE IV.
OFFICERS

Section 1.    Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including but not limited to a President, Chief Financial Officer, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as may be appointed in accordance with the provisions of Section 3 of this Article. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2.    Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3.    Compensation of Officers. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 4.    Term of Office; Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. The appointment of an officer shall not itself create contract rights. If the office of the President or Secretary becomes vacant for any reason, the Board of Directors shall fill the vacancy. If the office of any other officer becomes vacant for any reason, the Board of Directors may fill the vacancy.

Section 5.    President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if such an officer be appointed, the President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall be an ex-officio member of all committees and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 6.    Vice Presidents. In the absence or disability of the President and the Chairman of the Board, if such an officer be elected, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 7.    Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

The Secretary shall keep in safe custody the Seal, if any, and when authorized by the Board, affix the same to any instrument requiring it. When so affixed, the Seal shall be attested by the Secretary’s signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the Seal and to attest the affixing by his or her signature.

Section 8.    Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in order of their rank as fixed by the Board of Directors, or if not ranked, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.    Treasurer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Financial Officer, if such an officer be appointed, the Treasurer, if such an officer be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 10.    Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in order of their rank as fixed by the Board of Directors, or if not ranked, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11.    Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the President or the Chairman of the Board of the Corporation, if such an officer be elected, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He or she shall have such other powers and duties as may be prescribed by the Board of Directors, the President of the Corporation or these Bylaws.

ARTICLE V.
CERTIFICATES OF STOCK

Section 1.    Certificates. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 2.    Statement of Stock Rights, Preferences, Privileges. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, a list of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations and restrictions thereof.

Section 3.    Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such stockholder’s legal representative to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.    Transfers of Stock. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book, or, in the event the Corporation is maintaining a ledger by book-entry system, it may issue uncertificated shares to the person entitled thereto and record such issuance on the book-entry system ledger.

Section 5.    Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.    Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VI.
GENERAL PROVISIONS

Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to applicable law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to applicable law and the provisions of the Certificate of Incorporation.

Section 2.    Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors determine conducive to the interests of the Corporation. The directors may abolish any such reserve.

Section 3.    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 4.    Fiscal Year. The fiscal year of the Corporation shall begin on January 1st and end on December 31st of each year.

Section 5.    Corporate Seal. If a Seal is adopted, it shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The Seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.    Manner of Giving Notice. Whenever, under the provisions of the DGCL, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder, at his, her or its address as it appears on the records of the Corporation, with postage thereon prepaid if by mail, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors or subject to the terms of the DGCL, stockholders, may also be given by electronic transmission.

Section 7.    Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to said notice.

Section 8.    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE VII.
AMENDMENTS

Section 1.    Amendment by Directors or Stockholders. These Bylaws may be altered, amended, repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.